      As filed with the Securities and Exchange Commission on September 23, 1996
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                GERON CORPORATION
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                         75-2287752
(State of incorporation)                    (I.R.S. Employer Identification No.)

                             200 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
                    (Address of principal executive offices)

                             -----------------------

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                             1992 STOCK OPTION PLAN
                        1996 DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plans)

                             -----------------------

                                RONALD W. EASTMAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                GERON CORPORATION
                             200 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
                                 (415) 473-7700
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                               Edgar B. Cale, III
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                               Page 1 of 8 Pages
                            Exhibit Index on Page 8
               (Calculation of Registration Fee on following page)

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
                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed      Proposed Maximum
                                                Maximum Amount        Maximum          Aggregate        Amount of
                                                     to be        Offering Price    Offering Price    Registration
    Title of Securities to be Registered         Registered(1)       Per Share                             Fee
- ---------------------------------------------- ------------------ ---------------- ------------------ --------------

1996 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.001 par value.........................       300,000 Shares    $ 6.00 (2)     $ 1,800,000.00        $  620.64


1992 STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................     1,637,937 Shares    $ 2.14 (3)     $ 3,505,185.10        $1,208.58

   Common Stock,
   $0.001 par value.........................     1,828,900 Shares    $ 7.06 (4)     $12,912,034.00        $4,452.07

1996 DIRECTORS' STOCK OPTION PLAN
   Common Stock,
   $0.001 par value.........................       250,000 Shares    $ 7.06 (4)     $ 1,765,000.00        $  608.57

                  TOTAL                          4,016,837 Shares                   $19,982,219.10        $6,889.86

- -----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, this Registration Statement also covers 1,500,000 additional shares of Common Stock that will become issuable under the 1992 Stock Option Plan pursuant to a provision that provides that the number of shares authorized under the Plan will automatically increase on the first trading day of the 1997, 1998, 1999, 2000 and 2001 calendar years by an amount equal to 2% of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, provided that no such annual increase shall exceed 300,000 shares.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on September 18, 1996, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on September 18, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Prospectus filed on July 30, 1996 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Prospectus referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on June 12, 1996, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES.  Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors' to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to a liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and director which provide such officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.   EXHIBITS.


             Exhibit
             Number

             5.1         Opinion of Venture Law Group, a Professional
                         Corporation.

             23.1        Consent of Venture Law Group, a Professional
                         Corporation (included in Exhibit 5.1).
             23.2        Consent of Ernst & Young LLP, Independent Auditors
             24.1        Powers of Attorney (see p. 7).
             99.1*       1996 Employee Stock Purchase Plan
             99.2*       1992 Stock Option Plan
             99.3*       1996 Directors' Stock Option Plan

- ---------------
* Incorporated by reference to exhibit in the Company's Registration Statement on Form S-1 and Amendments No. 1, 2, 3 and 4 thereto
   (Registration No. 333-05853) which became effective July 30, 1996.

Item 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Pages Follow]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant, Geron Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 23rd day of September, 1996.

                               Geron Corporation


                               By: /s/ David L. Greenwood
                                   ------------------------------
                                   David L. Greenwood
                                   Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Eastman and David L. Greenwood, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                    Title                                            Date
      ---------                                    -----                                            -----
/s/ Ronald W. Eastman                    President, Chief Executive Officer                  September 20, 1996
- ------------------------------------       (Principal Executive Officer)
Ronald W. Eastman

/s/ David L. Greenwood                   Chief Financial Officer, Treasurer,                 September 20, 1996
- ------------------------------------       Secretary (Principal Financial and
David L. Greenwood                         Accounting Officer)

/s/ Alexander E. Barkas                  Chairman of the Board of Directors                  September 20, 1996
- ------------------------------------
Alexander E. Barkas, Ph.D.

/s/ Michael D. West                      Director                                            September 20, 1996
- ------------------------------------
Michael D. West, Ph.D.

                                         Director
- ------------------------------------
Brian H. Dovey

/s/ Charles M. Hartman                   Director                                            September 20, 1996
- ------------------------------------
Charles M. Hartman

/s/ Thomas D. Kiley                      Director                                            September 20, 1996
- ------------------------------------
Thomas D. Kiley

/s/ Patrick F. Latterell                 Director                                            September 20, 1996
- ------------------------------------
Patrick F. Latterell

                                         Director
- ------------------------------------
Robert B. Stein, M.D., Ph.D.

                                INDEX TO EXHIBITS


  Exhibit
   Number
   ------
     5.1      Opinion of Venture Law Group, a Professional Corporation

    23.1      Consent of Venture Law Group, a Professional Corporation
              (included in Exhibit 5.1).

    23.2      Consent of Ernst & Young LLP, Independent Auditors.

    24.1      Powers of Attorney (see p. 7).